UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2026
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BURFORD CAPITAL LIMITED
(Exact name of registrant as specified in its charter)
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Guernsey	001-39511	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oak House, Hirzel Street
St. Peter Port
Guernsey GY1 2NP
(Address of principal executive offices) (Zip code)

+44 1481 723 450
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	BUR	New York Stock Exchange
Ordinary shares, no par value	BUR	London Stock Exchange AIM
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Burford Capital Limited (the “Company”) held the annual general meeting of shareholders on May 13, 2026 (the “2026 AGM”). The total number of ordinary shares, no par value, of the Company (“Ordinary Shares”) voted in person or by proxy at the 2026 AGM was 152,939,775, representing approximately 70.02% of 218,422,440 Ordinary Shares outstanding as of March 16, 2026 record date and entitled to vote at the 2026 AGM. The Company’s shareholders passed (i) resolutions 1 through 11 and 13 through 14 submitted to a vote of shareholders at the 2026 AGM by the requisite simple majority of the votes cast by persons entitled to vote and (ii) resolutions 15 and 16 submitted to a vote of shareholders at the 2026 AGM by the requisite no less than 75% of the votes cast by persons entitled to vote. In addition, shareholders approved, on an advisory basis, resolution 12 (the advisory Say-on-Pay vote (as defined below)). For more information regarding these matters, please refer to the Company’s definitive proxy statement in connection with the 2026 AGM filed with the US Securities and Exchange Commission on April 2, 2026 (the “Proxy Statement”).
The final voting results for each resolution submitted to a vote of shareholders at the 2026 AGM are as follows:
Resolutions 1 through 7—To re-elect or elect, as applicable, each of the director nominees listed below as a director of the Company for a term expiring at the close of the next annual general meeting of the Company.

	Votes For	%	Votes Against	%	Abstentions*	Broker Non-Votes*
Rukia Baruti Dames	126,895,133	94.61%	7,219,744	5.38%	1,975,116	16,849,782
Christopher Bogart	130,297,140	96.90%	4,162,324	3.09%	1,630,529	16,849,782
Pamela Corrie	128,188,987	95.58%	5,919,084	4.41%	1,981,922	16,849,782
Robert Gillespie	125,042,902	93.00%	9,400,071	6.99%	1,647,020	16,849,782
Christopher Halmy	127,348,261	94.71%	7,100,867	5.28%	1,640,865	16,849,782
Rick Noel	128,385,711	95.47%	6,081,385	4.52%	1,622,897	16,849,782
John Sievwright	113,422,751	84.78%	20,361,138	15.21%	2,306,104	16,849,782
Resolution 8—To declare a final dividend of 6.25¢ (United States cents) per Ordinary Share and to pay such final dividend on June 12, 2026 to all ordinary shareholders on the register of shareholders of the Company at the close of business on May 22, 2026.

Votes For	%	Votes Against	%	Abstentions*	Broker Non-Votes*
146,418,341	96.73%	4,937,683	3.26%	1,583,751	—
Resolution 9—To reappoint KPMG LLP as the Company’s external auditor and independent registered public accounting firm until the next general meeting of the Company at which accounts are laid.

Votes For	%	Votes Against	%	Abstentions*
151,187,720	99.89%	153,281	0.10%	1,598,774

Resolution 10—To authorize the audit committee of the board of directors of the Company (the “Board of Directors”) on behalf of the Board of Directors to agree to the compensation of the Company’s external auditor.

Votes For	%	Votes Against	%	Abstentions*
150,009,858	99.11%	1,346,109	0.88%	1,583,808
Resolution 11—To receive the Company’s accounts for the year ended December 31, 2025 and the report of the Board of Directors and the external auditor thereon.

Votes For	%	Votes Against	%	Abstentions*
149,926,115	99.89%	157,822	0.10%	2,855,838
Resolution 12—To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement under “Executive compensation”, including the compensation discussion and analysis, the compensation tables and the related narrative discussion included therein (the “Say-on-Pay vote”).

Votes For	%	Votes Against	%	Abstentions*	Broker Non-Votes*
95,786,299	72.92%	35,562,764	27.07%	4,740,930	16,849,782
Resolution 13—To authorize the Board of Directors to allot and/or issue unissued Ordinary Shares in the Company and grant rights to subscribe for, or to convert any security into, Ordinary Shares in the Company up to a specified amount.

Votes For	%	Votes Against	%	Abstentions*	Broker Non-Votes*
145,610,677	96.23%	5,697,033	3.76%	1,632,065	—
Resolution 14—To authorize the Company to make market acquisitions of its Ordinary Shares up to a specified amount.

Votes For	%	Votes Against	%	Abstentions*	Broker Non-Votes*
148,284,344	98.01%	3,009,217	1.98%	1,646,214	—
Resolution 15—To authorize the Board of Directors to allot and/or issue equity securities of the Company for cash without making a pre-emptive offer to shareholders (subject to the limitations set forth in Resolution 15).

Votes For	%	Votes Against	%	Abstentions*	Broker Non-Votes*
146,623,467	96.90%	4,689,197	3.09%	1,627,111	—

Resolution 16—To authorize the Board of Directors to allot and/or issue equity securities of the Company for cash without making a pre-emptive offer to shareholders (subject to the limitations set forth in Resolution 16) for an acquisition or specified capital investment.

Votes For	%	Votes Against	%	Abstentions*	Broker Non-Votes*
146,034,460	96.52%	5,258,902	3.47%	1,646,413	—
* Abstentions and broker non‐votes are not considered votes cast and do not impact the outcome of the vote on any resolution.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURFORD CAPITAL LIMITED

By:	/s/ Mark N. Klein
Name: Mark N. Klein
Title: General Counsel and Chief Administrative Officer

Date: May 14, 2026